Exhibit 99.1

NNN Apartment REIT, Inc. 2007 Annual Stockholder Meeting Presented by: Stanley J. Olander, Jr. Chairman, CEO & President

This document contains forward-looking statements within the meaning of the federal securities laws which are intended to be covered by the safe harbors created by those laws. Forward-looking statements are based on certain assumptions and describe future plans, strategies and expectations of us. Actual events or our investments and results of operations could differ materially from those expressed or implied in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include: our ability to effectively deploy the proceeds raised in our initial public offering; changes in economic conditions generally and the real estate market specifically; legislative/regulatory changes, including changes to laws governing the taxation of REITs; availability of capital and other risk factors identified in our filings with the SEC. These risks and uncertainties should be considered in evaluating forward- looking statements and undue reliance should not be placed on such statements. Forward-Looking Statements

Raised approximately $48.7 million or 4.9 million shares 7% annual distribution rate Number of properties acquired: 2 Number of units: 705 Aggregate purchase price: $62.8 million Current Status of the Offering (as of June 6, 2007)

Primary Objective - Class A apartment communities, generally newer properties, less than five years old NNN Apartment REIT, Inc. investments:

Stable cash flow Portfolio diversification Preservation and protection of capital Growth of income and principal without taking undue risks Potential for capital appreciation Potential tax advantages on a portion of distributions There is no guarantee investors will realize appreciation or receive distributions from this investment. NNN Apartment REIT, Inc. seeks to deliver: Our program objectives

Stanley "Jay" Olander, Jr., Chief Executive Officer, President and Chairman Mr. Olander also serves as the Chief Executive Officer of our advisor. Mr. Olander was Founder, President, Chief Financial Officer and Director of Cornerstone Realty Income Trust, Inc. Cornerstone was founded in 1993 as a public non-traded REIT and raised equity through a number of best efforts offerings between 1993 - 1996. In April 2005, Cornerstone merged with Colonial Properties Trust, Inc. Prior to the merger, Cornerstone was listed on the New York Stock Exchange, owned approximately 23,000 apartment units in five states and had a total market capitalization of approximately $1.5 billion. Mr. Olander has been responsible for the acquisition and financing of approximately 40,000 apartment units. NNN Apartment REIT, Inc. Management Team: Gus Remppies, Executive Vice President and Chief Investment Officer Mr. Remppies also serves as Executive Vice President and Chief Investment Officer of our advisor. From 1995 to 2005, Mr. Remppies worked for Cornerstone Realty Income Trust, Inc. and was responsible for all acquisitions, dispositions, financing and development. During his tenure, Mr. Remppies oversaw the acquisition and development of approximately 30,000 apartment units and the placement of over $500 million in secured and unsecured debt with a variety of lenders.

NNN Apartment REIT, Inc. David Carneal, Executive Vice President and Chief Operating Officer Mr. Carneal also serves as Executive Vice President and Chief Operating Officer of our advisor. From 1998 to 2003, Mr. Carneal served as Vice President of Operations of Cornerstone Realty Income Trust, Inc. and from 2003 to 2005, he served as its Executive Vice President and Chief Operating Officer. Mr. Carneal was responsible for overseeing the property management operations of approximately 23,000 apartment units. Prior to joining Cornerstone, Mr. Carneal held management and development positions with several other multifamily property management companies including Trammell Crow Residential. Scott D. Peters, Executive Vice President and Director Mr. Peters also serves as Executive Vice President and Chief Financial Officer of our advisor, Chief Executive Officer, President, and Director of NNN Realty Advisors, Inc., Chief Executive Officer of Triple Net Properties, LLC, and Chief Executive Officer and President of G REIT, Inc. Mr. Peters also served as former Senior VP and CFO and Director of Golf Trust America, Inc., a publicly traded real estate investment trust, from February 1997 to February 2007.

Shannon K S Johnson, CPA, Chief Financial Officer Ms. Johnson has also served as a Financial Reporting Manager for Triple Net Properties since January 2006 and as the Chief Financial Officer of NNN Healthcare/Office REIT, Inc. since April 2006. From June 2002 to January 2006, Ms. Johnson gained public accounting and auditing experience while employed as an auditor with PricewaterhouseCoopers LLP. From September 1999 to June 2002, Ms. Johnson worked as an auditor with Arthur Andersen LLP, where she worked on the audits of a variety of public and private entities. Ms. Johnson is a certified public accountant. Andrea Biller, Esq., Secretary Ms. Biller has also served as General Counsel of our advisor, Executive Vice President, Secretary and General Counsel of NNN Realty Advisors, Inc., Executive Vice President and General Counsel of Triple Net Properties, LLC, Executive Vice President and Secretary of G REIT, Inc., Secretary of T REIT, Inc. and Executive Vice President and Secretary of NNN Healthcare/Office REIT, Inc. Ms. Biller practiced as a private attorney specializing in securities and corporate law from 1990 to 1995 and 2000 to 2002. She practiced at the SEC from 1995 to 2000, including two years as special counsel for the Division of Corporation Finance. Ms. Biller is a member of the California, Virginia and the District of Columbia State Bar Associations. NNN Apartment REIT, Inc.

Three of the NNN Apartment REIT, Inc.'s five directors are independent Glenn W. Bunting, Jr. Mr. Bunting serves as President of American KB Properties, Inc., President of G.B. Realty Corporations and is currently a director of Apple Hospitality Two, Inc., Apple Hospitality Five, Inc. and Apple REIT Seven, Inc. Mr. Bunting also served as a director of Cornerstone Realty Income Trust, Inc. Mr. Bunting earned a B.S. in Business Administration from Campbell University. Robert A. Gary, IV Mr. Gary is also the Chairman of our Audit Committee and serves as the financial expert. Mr. Gary co-founded Keiter, Stephens, Hurst, Gary and Shreaves, an independent certified public accounting firm. His accounting practice focuses on general business, employee benefits and executive compensation and estate planning and administration. Mr. Gary earned a B.S. in Accounting from Wake Forrest University and an M.B.A. from the University of Virginia's Darden School. W. Brand Inlow Mr. Inlow is a principal and co-founder and serves as Director of Acquisitions for McCann Realty Partners, LLC, an apartment investment company focusing on garden apartment communities in the Southeast. Mr. Inlow is also President of Jessie's Wish, Inc. and serves as a director of T REIT, Inc. and G REIT, Inc. Corporate Governance

Single family housing affordability is at a thirteen year low making it out of reach for many due to: Appreciation in home prices Rapidly rising interest rates negatively impact qualification for mortgage financing Rising construction costs Demand for multifamily housing is challenging supply: Dwindling supply of private land for multifamily development High cost of new construction Impact of condo conversion Strong market fundamentals It's the right time for multifamily properties Source: National Multifamily Housing Council.

Between 2000 and 2030, Florida, Texas, and California are projected to account for 46% of population growth - an estimated gain of over 12 million people per state, or 36 million total Top five fastest growing States Nevada 114% Texas 60% Arizona 109% Utah 56% Florida 80% 88% of the nation's population growth will occur in the South and West - home to 10 of the fastest growing states. By 2030, 65% of the nation's population will reside in these two regions. Source: US Census Bureau; U.S. Department of Commerce Report April, 2006 Compelling Demographic Trends It's the right time for multifamily properties

78 million downsizing baby boomers and 78 million children of the baby boomers graduating from college Today's empty nesters show a much higher propensity to rent than people their age in previous generations Population growth in key demographic segments Traditional renting years (ages 20 - 29) is expected to grow 11% between now and 2010 The 45 - 75 year-old age bracket: is expected to grow 22% by 2014 Source: U.S. Census Bureau Apartments - not just a housing alternative but an attractive lifestyle alternative as well

Purchase Class A apartment communities in growth markets, at attractive prices relative to replacement costs Manage tenant rents to obtain immediate increase in cash flow Make value-enhancing and income-producing capital improvements where appropriate Control operating costs and capital expenditures Maintain high occupancy rates Hold properties as long as required, generally for a minimum of four years NNN Apartment REIT, Inc.'s operating strategy

Here's where we will focus our acquisitions Metro areas projected to have growth rates higher than national average with prospect for continued performance Not limited to any state or region. Will consider capitalizing on income opportunities that may result from shifts in population and assets Areas of special focus - NC, TX, NV and other metro areas in Mid-Atlantic, SE and regions that seem likely to benefit from population shift and economic growth

Quality properties, amenities, location, management and upscale tenants Often less than five years old High ceilings Upscale kitchens Lifestyle features that make Class A apartment properties appealing Amenities Swim & tennis facilities Spa and exercise rooms Meeting and event facilities Concierge services Internet and cable/satellite ready On-site security; gates Spa tubs, showers and spacious closets Covered parking Fireplaces Construction features

Recent Acquisitions by NNN Apartment REIT, Inc.

Recent Acquisitions by NNN Apartment REIT, Inc.